As filed with the Securities and Exchange Commission on March 13, 2003
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                                 THE 3DO COMPANY
             (Exact name of Registrant as specified in its charter)

           Delaware                                            94-3177293
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                200 Cardinal Way
                             Redwood City, CA 94063
                                 (650) 385-3000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------

                                 James Alan Cook
                    Executive Vice President, General Counsel
                                  and Secretary
                                 The 3DO Company
                                200 Cardinal Way
                             Redwood City, CA 94063
                                 (650) 385-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                                Neil Wolff, Esq.
                               Yoichiro Taku, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                             ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                                   CALCULATION OF REGISTRATION FEE
========================================= ========================= ====================== ====================== ==================
                                                                      Proposed Maximum       Proposed Maximum         Amount of
         Title of Each Class of                 Amount to be           Offering Price       Aggregate Offering       Registration
      Securities to be Registered              Registered (1)           Per Share (2)            Price (2)             Fee (4)
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.01 par value.........             388,262 shares          $1.785              $693,047.67             $56.07
========================================= ========================= ====================== ====================== ==================

(1)  Shares of common stock that may be offered pursuant to this registration statement include 73,527 shares issuable upon exercise of warrants  issued  pursuant to a Securities  Purchase  Agreement  dated as of February 21, 2003.  Shares of common stock also include  20,618 shares  issuable upon exercise of warrants  held by Atlas Capital  Services and persons  affiliated  with Atlas
     Capital Services.

(2)  Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the common stock on the Nasdaq National Market on March 10, 2003, as reported by The Nasdaq Stock Market.

                                               --------------------------------------

     The registrant hereby amends this registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment which  specifically  states that this  registration  statement shall thereafter become  effective in accordance with section 8(a) of the securities act of 1933, as amended,  or until this  registration  statement shall become effective on such date as the Securities and Exchange Commission,  acting pursuant to said section 8(a), may determine.
====================================================================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION DATED March 13, 2003

PROSPECTUS

                                 THE 3DO COMPANY

                                 388,262 SHARES

                                  COMMON STOCK

         This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus of up to 388,262 shares of our common stock. We will not receive any of the proceeds from the sale of the shares sold pursuant to this prospectus.

                                 --------------

         See "Risk Factors" on page 1 for information you should consider before buying shares of our common stock.

                                 --------------

         Our common stock is listed on the Nasdaq National Market under the symbol "THDO." On March 10, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $1.75 per share.

                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                     This prospectus is dated March 13, 2003

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.............................................................1
Risk Factors...................................................................1
The 3DO Company................................................................1
Special Note Regarding Forward-Looking Statements..............................1
Use of Proceeds................................................................2
Selling Stockholders...........................................................2
Plan of Distribution...........................................................3
Legal Matters..................................................................4
Experts  ......................................................................4
Additional Information.........................................................4
Information Incorporated By Reference..........................................5

                               PROSPECTUS SUMMARY

         YOU SHOULD RELY ONLY ON INFORMATION OR REPRESENTATIONS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus before purchasing the shares, prospective investors should carefully consider the risk factors described in "Item 5. Other Information Business Risks" in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission"). These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors, including general economic factors and business strategies, may have a significant effect on our business, financial condition and results of operations.

                                 THE 3DO COMPANY

         We are a leading developer and publisher of branded interactive entertainment software. We were incorporated in California in September 1991 and commenced operations in October 1991. In April 1993, we reorganized as a Delaware holding company and acquired an entity that had developed our hardware technology. We acquired Cyclone Studios in November 1995, Archetype Interactive Corporation in May 1996 and certain assets of New World Computing, Inc. in June 1996. We currently have a subsidiary in the United Kingdom, 3DO Europe, Ltd.

         Our executive offices are located at 200 Cardinal Way, Redwood City, California 94063 and our telephone number is (650) 385-3000. Our Web site is located at www.3do.com. Information contained on our Web site should not be considered part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, and the other documents we incorporate by reference into this prospectus, include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may sometimes be identified by words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions. Forward-looking statements include, but are not limited to, those relating to the general direction of our business, including our ability to extend our brands across multiple genres and platforms; the timing of the introduction of some new products; our expectations regarding the number of new product releases for fiscal 2003; our expectations regarding the timing of the introduction of new platforms; our expectation that the introduction of new platforms will
accelerate  the  video  game  cycle;   our  expectations   regarding   retailers
preferences to stock sequels to successful brands; our expectations regarding the sufficiency of our cash reserves and of our future cash requirements; our expectations regarding cash flow from operations and our available credit facilities; our expectations regarding our ability to renew licensing agreements with our principal licensors, including Sony, Nintendo and Microsoft; our expectations regarding operating expenses; our expectations that as more advanced platforms are introduced, consumer demand for software for older platforms may decline; and our expectation that we have adequate legal defenses for legal actions arising out of the ordinary course of business and that the ultimate outcome of these actions will not have a material effect on our financial position, liquidity or results of the operations.

         Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. You should not rely on these forward-looking statements, which reflect our position as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus. All of such proceeds will be received by the selling stockholders.

                              SELLING STOCKHOLDERS

         On February 21, 2003, we issued an aggregate of 294,117 shares of common stock and issued warrants to purchase 73,527 shares of common stock in a private placement to institutional investors. The gross proceeds of the offering were approximately $500,000. The warrants have an exercise price of $2.525 per share and are exercisable for four years, but may not be exercised for a period of 180 days after the issue date. We also issued warrants, under the same terms, to purchase 20,618 shares of common stock to Atlas Capital Services, LLC and persons affiliated to Atlas Capital Services as partial consideration of their services in connection with the transaction. We also agreed to file with the Commission a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

         The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by the selling stockholders. Each selling stockholder has sole voting control over the shares shown as beneficially owned, except as otherwise noted. Because the selling stockholders may sell or distribute all or a portion of the shares of common stock at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that the selling stockholders may have upon completion of this offering. The selling stockholders did not hold any of our common stock prior to the private placement.

         Except as otherwise set forth below, each selling stockholder has not held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the purchase of shares of our common stock pursuant to the Securities Purchase Agreement.

                                                                      Common stock
                                                    Common stock      issuable upon      Common stock
                                                  held on date of      exercise of     offered by this
          Name of selling stockholders            this prospectus       warrants          prospectus
------------------------------------------------- ----------------- ------------------ -----------------
Triage Capital Management, LP                              117,647             29,411           147,058
OTA LLC                                                     58,823             14,705            73,528
Triage Offshore Fund, LTD                                  117,647             29,411           147,058
Atlas Capital Services, LLC                                      0              9,201             9,201
Dan Myers                                                        0              8,711             8,711
Steve Pollan                                                     0              2,706             2,706
------------------------------------------------- ----------------- ------------------ -----------------
TOTAL......................................                294,117             94,145           388,262

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker dealer as principal and resale by the broker dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales

o broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act if available, rather than under this prospectus.

         Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock in this offering will be passed upon for us by James Alan Cook, our general counsel.

                                     EXPERTS

         The consolidated financial statements of The 3DO Company as of March 31, 2002 and 2001 and for each of the two years in the period ended March 31, 2002, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of The 3DO Company for the year ended March 31, 2000, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2002 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, we refer you to the registration statement and to the exhibits filed with them. Statements in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statements, and statements relating to such documents are qualified in all respects by such reference. Anyone may inspect a copy of the registration statements without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statements by writing to the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies such as ours that file electronically with the Commission.

                      INFORMATION INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" the information that we file with them. This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

         We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until our offering is complete:

     o Annual Report on Form 10-K for the fiscal year ended March 31, 2002 filed July 1, 2002;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 filed February 14, 2003.

     o Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 filed November 14, 2002;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 filed August 14, 2002;

     o Current Reports of Form 8-K filed August 22, 2002, October 7, 2002, January 7, 2003, February 4, 2003, February 7, 2003 and March 10, 2003;

     o    Tender Offer on Schedule TO-I filed October 23, 2002;

     o    Definitive Schedule 14A filed September 17, 2002;

     o    Definitive Schedule 14A filed July 22, 2002; and

     o The description of our common stock contained in our registration statement on Form S-1 filed pursuant to the Securities Act, including any amendment filed for purposes of updating such description.

         All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to The 3DO Company, 200 Cardinal Way, Redwood City, California 94063, Attention: Investor Relations, telephone number
(650) 385-3000.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

        SEC registration fee............................... $      56.07
        Legal fees and expenses............................     5,000.00
        Accounting fees and expenses.......................     6,000.00
        Miscellaneous expenses.............................            -
                                                            ------------
             Total......................................... $  11,056.07

Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Restated Certificate of Incorporation and Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees and agents against liabilities that an officer, a director, an employee or an agent may incur in his capacity as such.

Item 16.  Exhibits and Financial Statement Schedules

         (a)      Exhibits
   Exhibit
   Number

      4.1*  Form of Securities Purchase Agreement dated as of February 21, 2003

      4.2* Form of Warrant to Purchase Shares of Common Stock dated February 21, 2003

      4.3*  Form of Registration Rights Agreement dated as of February 21, 2003

      5.1   Opinion of James A. Cook, General Counsel

     23.1   Consent of PricewaterhouseCoopers LLP, independent accountants

     23.2   Consent of KPMG LLP, independent accountants

     23.3 Consent of James A. Cook, Executive Vice President, General Counsel and Secretary (see exhibit 5.1)

     24.1 Power of Attorney (included in signature pages to this registration statement)

* previously filed as exhibits to Form 8-K filed with the Securities and Exchange Commission on March 10, 2003.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on the 12th day of March 2003.

                                         THE 3DO COMPANY



                                         By:  /s/ William M. Hawkins, III
                                              ----------------------------------
                                              William M. Hawkins, III
                                              Chief Executive Officer and
                                              Chairman of Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David Wittenkamp, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and his name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this registration statement on Form S-3, and each of the undersigned does hereby ratify and conform all that each of said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                         Title                                Date
----------------------------            --------------------------------------------  ----------------------------
                                        Chief Executive  Officer and Chairman of the
/s/ William M. Hawkins, III             Board (Principal Executive Officer)                 March 12, 2003
----------------------------
  William M. Hawkins, III

                                        Chief Financial Officer (Principal Financial
/s/ David Wittenkamp                    Officer and Principal Accounting Officer)           March 12, 2003
----------------------------
   David Wittenkamp


/s/ William A. Hall                     Director                                            March 12, 2003
----------------------------
  William A. Hall


/s/ H. William Jesse, Jr.               Director                                            March 12, 2003
----------------------------
  H. William Jesse, Jr.


/s/ Richard S.F. Lehrberg               Director                                            March 12, 2003
----------------------------
  Richard S.F. Lehrberg


                                  EXHIBIT INDEX
   Exhibit
   Number
   -------
      4.1*  Form of Securities Purchase Agreement dated as of February 21, 2003

      4.2*  Form of Warrant to Purchase Common Stock dated February 21, 2003

      4.3*  Form of Registration Rights Agreement dated as of February 21, 2003

      5.1   Opinion of James A. Cook, General Counsel

     23.1   Consent of PricewaterhouseCoopers LLP, independent accountants

     23.2   Consent of KPMG LLP, independent accountants

     23.3 Consent of James A. Cook, Executive Vice President, General Counsel and Secretary (see exhibit 5.1)

     24.1 Power of Attorney (included in signature pages to this registration statement)

* previously filed as exhibits to Form 8-K filed with the Securities and Exchange Commission on March 10, 2003.